Exhibit 99.1

INNSUITES HOSPITALITY TRUST ANNOUNCES NYSE AMERICAN NOTICE AND PLANNED COMPLIANCE INITIATIVES; REVERSE MERGER DISCUSSIONS CONTINUE

Phoenix, AZ, June 30, 2026 - InnSuites Hospitality Trust (NYSE American: IHT) announced today that it received written notice from NYSE American LLC (“NYSE American”) on June 24, 2026, indicating that the Trust is not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the NYSE American Company Guide.

The NYSE American notice states that the Trust reported stockholders’ deficit of approximately $(921,921) as of April 30, 2026, and losses from continuing operations and/or net losses in two of its three most recent fiscal years ended January 31, 2026. Under Section 1003(a)(i), NYSE American requires a listed company to maintain stockholders’ equity of at least $2.0 million if the company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years.

The notice has no immediate effect on the listing or trading of the Trust’s shares of beneficial interest on NYSE American, subject to the Trust’s compliance with NYSE American’s other continued listing requirements. The Trust intends to timely submit a compliance plan to NYSE American by July 24, 2026, advising NYSE American of actions the Trust has taken or intends to take to regain compliance with the continued listing standards by December 24, 2027.

The Trust is currently evaluating actions intended to increase stockholders’ equity by approximately $3.0 million to $3.3 million and support continued listing compliance. The Trust expects that its proposed compliance plan may include, subject to applicable approvals and conditions, one or more of the following: conversion of certain RRF LLLP units into IHT shares; conversion of certain related-party indebtedness into IHT equity at a market-based price; capital-raising or capitalization restructuring transactions; reduction or deferral of certain cash uses; continued pursuit of strategic alternatives, including a potential reverse merger or other strategic transaction; and operational initiatives intended to improve hotel gross operating profits.

Any such actions remain subject to applicable board or committee approval, accounting confirmation, NYSE American requirements, securities law compliance, market conditions, and other conditions. There can be no assurance that NYSE American will accept the Trust’s compliance plan, that any proposed transaction or initiative will be completed, that the Trust will regain compliance within the plan period, or that the Trust will otherwise continue to satisfy other NYSE American continued listing standards.

If NYSE American accepts the Trust’s compliance plan, the Trust will be subject to periodic review, including quarterly monitoring, for compliance with the plan. If the Trust does not submit a plan, if NYSE American does not accept the plan, if the Trust does not regain compliance by December 24, 2027, or if the Trust does not make progress consistent with the plan during the plan period, NYSE American may initiate delisting proceedings.

The NYSE American notice also states that five business days following receipt of the notice, the Trust will be added to the list of NYSE American noncompliant issuers and a below compliance indicator, “.BC,” will be disseminated with the Trust’s ticker symbol. The website posting and indicator will be removed when the Trust has regained compliance with all applicable continued listing standards.

IHT also reported combined hotel revenue of approximately $2.9 million for the first four fiscal months of fiscal 2027, including combined hotel May revenue of $652,786. Management believes these operating results, together with the Trust’s ongoing review of capitalization alternatives, strategic alternatives, and selected diversification opportunities, support the Trust’s efforts to develop and submit a credible compliance plan to NYSE American.

The Trust continues to evaluate opportunities to increase stockholders’ equity and diversify its business, including potential strategic transactions, capitalization initiatives, and selected business opportunities. No assurance can be given that any such opportunity will be completed or successful.

IHT also continues to evaluate IBC Hotels, LLC and InnDependent Boutique Collection as potential diversification opportunities related to independent hotel and resort reservations, boutique branding, and related hotel services.

The Board of Trustees for InnSuites Hospitality Trust has announced the 2026 Annual Meeting of Shareholders of InnSuites Hospitality Trust will be held on August 12, 2026. The results of the 2026 Shareholder Vote will be available shortly thereafter and will be disclosed in the Trust’s 8-K, accordingly.

InnSuites Hospitality Trust continues to explore diversification opportunities and opportunities to increase Equity, potentially including UniGen Power, IBC independent hotel services, and a reverse merger, which is of high interest.

RRF LLLP, the 76% owned subsidiary Management Company for IHT, manages the IHT Hotels, as well as InnDependent Boutique Collection (IBC Hotels, LLC). IBC and UniGen are both diversification opportunities for IHT.

Consolidated Net Loss for Fiscal Year 2026 before non-cash expense items of depreciation, non-cash Best Western Travel Rewards credit expenses, and non-cash impairment for the Fiscal Year 2026 (February 1, 2025, through January 31, 2026) was $(342,679).

Consolidated Net Income before non-cash expense items of depreciation and non-cash Best Western Travel Rewards credit expenses, was a positive profit of $307,326 for the 2027 First Fiscal Quarter ended April 30, 2026 (February 1, 2026, through April 30, 2026).

In the process of ownership and management of branded and unbranded hotels, IHT recognized an unfulfilled need to provide hotel reservations, branding, and hotel services for global independent hotels, which at the time and still represent half the hotels in the world. In February 2014, IHT founded IBC Hotels, LLC to exploit this unfulfilled opportunity, developing reservations, branding, and related hotel services doing business as “InnDependent Boutique Collection “(IBC Hotels). Initial success in providing reservations for an IHT operated independent hotel was substantial. As this independent hotel services opportunity and the size of this potential demand was increasingly recognized in the travel industry, IBC Hotels was sold in August 2018 to a foreign hotel company planning expansion of independent hotel reservations and services internationally.

On March 5, 2025, REF , an investment entity owned by the chairman and family of IHT majority IHT shareholder, purchased IBC Hotels, LLC, and hired RRF LLLP, the management company subsidiary of InnSuites Hospitality Trust (IHT), to manage the rebirth of IBC, to benefit from the substantial unfulfilled need worldwide for independent hotel and resort reservations, Boutique branding, and related hotel services. In the process, RRF LLLP, obtained a five-year option to purchase, at cost, IBC Hotels, LLC. This option is believed to provide IHT a valuable upside opportunity, if successful, to profit from the revitalization of InnDependent Boutique Collection (IBC Hotels).

With the continued growing demand for electricity from data centers plus the influx of electric vehicles, as well as projected growing needs for artificial intelligence, increased demand for electricity over the next five years is projected to approximately double, which bodes well for the IHT investment in UniGen Power, Inc. This product is a potentially power industry disruptive relatively clean energy cost effective electric generation innovation, and even though it is high risk, it offers IHT substantial high upside potential.

On February 20, 2026, James Wirth was elected Chairman, CEO, and President of UniGen, while Marc Berg was elected as Vice Chairman, EVP, and Secretary/Treasurer of UniGen, with plans to rejuvenate the UniGen progress to benefit all the UniGen debt and equity holders, including IHT. Target date for the first two prototype engines to be ready for testing is in less than two years.

IHT management believes that due to real estate held on the books of IHT at book values significantly below current market value, due to clean energy diversification high profit potential ahead, IBC independent hotel services prospects, a potential reverse merger possibility, and improving hospitality profitability before non-cash depreciation and other non-cash items, along with the planned increase of IHT equity of approximately $3-3.3 million, the IHT future looks bright.

Our most recent dividend paid in February 2026, at the start of the current Fiscal Year 2027, extended IHT’s uninterrupted, continuous annual dividends to 56 years, since 1971, when IHT was first listed on the NYSE. IHT anticipates its’ next dividend will be in February 2027, at the beginning of the 2028 Fiscal Year.

Management believes that the Trust’s hotel operating results, real estate assets, potential capitalization initiatives, and strategic alternatives provide a basis for the Trust’s compliance planning efforts. However, there can be no assurance that any of these initiatives will be successful, that the Trust will complete any equity-enhancing transaction, or that the Trust will regain or maintain compliance with NYSE American continued listing standards.

The Trust’s most recent dividend was paid in February 2026, at the start of fiscal year 2027. The Trust continues to evaluate dividend policy considering operating results, liquidity, capital needs, NYSE American compliance considerations, and other relevant factors.

For more information, visit www.innsuitestrust.com and www.innsuites.com.

Forward-Looking Statements

With the exception of historical information, matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements regarding the Trust’s intended submission of a compliance plan to NYSE American; the Trust’s ability to regain compliance with NYSE American continued listing standards; potential actions to increase stockholders’ equity; potential conversion of RRF LLLP units; potential conversion of related-party indebtedness into IHT equity; potential capital-raising, capitalization restructuring, or strategic transactions; potential reverse merger opportunities; operating initiatives; hotel operating trends; future dividends; diversification opportunities; opportunities involving IBC Hotels, LLC and UniGen Power, Inc.; and expected costs, benefits, timing, or results of any of the foregoing.

Actual developments, business decisions, results, and future actions may differ materially from those expressed or implied by such forward-looking statements. Important factors, among others, that could cause actual results and future actions to differ materially include: NYSE American’s review of the Trust’s compliance plan; the Trust’s ability to complete any equity-enhancing transaction; the Trust’s ability to regain and maintain compliance with NYSE American continued listing standards; the availability, terms, and timing of financing or capitalization alternatives; the outcome of any related-party transaction review; accounting treatment of proposed transactions; required board, committee, NYSE American, shareholder, or other approvals; market conditions; hotel operating results; seasonality; liquidity needs; the outcome of any reverse merger or strategic transaction discussions; the timing and success of potential diversification initiatives; risks relating to IBC Hotels, LLC and UniGen Power, Inc.; economic effects of international conflicts, tariffs, inflation, interest rates, travel industry conditions, and other macroeconomic factors; and the risks described in the Trust’s filings with the Securities and Exchange Commission.

The Trust undertakes no obligation to update any forward-looking statement contained in this news release to reflect events or circumstances after the date of this news release, except as required by applicable law.

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

INNSUITES HOSPITALITY CENTRE

1730 E. NORTHERN AVENUE, #122

Phoenix, Arizona 85020

Phone: 602-944-1500